EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
May 1, 2018

Contact:
Rob Stewart
Tel 1+ (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
FIRST QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - May 1, 2018 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended March 31, 2018.

•	Revenues for the first quarter of 2018 were $62,093,000, as compared to $8,854,000 in the comparable prior year quarter.

•	GAAP and non-GAAP results for the first quarter of 2018 included an unrealized loss on our equity investment in Veritone, Inc. ("Veritone") (Nasdaq: VERI) totaling $41,097,000.

•
GAAP net loss for the first quarter of 2018 was $32,038,000, or $0.63 per diluted share, as compared to a GAAP net loss of $11,830,000, or $0.24 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss for the first quarter of 2018 was $26,004,000, or $0.51 per diluted share, as compared to a non-GAAP net loss of $4,203,000, or $0.08 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Non-GAAP net income for the first quarter of 2018, excluding the impact of the change in fair value of our equity investment in Veritone was $15,093,000, or $0.30 per diluted share.

•	Cash and short-term investments totaled $179,648,000 as of March 31, 2018, as compared to $136,604,000 as of December 31, 2017.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended March 31,
	2018	2017

Revenues (in thousands)	$62,093	$8,854
GAAP net loss (in thousands)	$(32,038)	$(11,830)
Non-GAAP net loss (in thousands)	$(26,004)	$(4,203)
Non-GAAP net income (loss), excluding change in fair value of equity investment in Veritone (in thousands)	$15,093	$(4,203)
GAAP diluted loss per share	$(0.63)	$(0.24)
Non-GAAP diluted loss per share	$(0.51)	$(0.08)
Non-GAAP diluted income (loss) per share, excluding change in fair value of equity investment in Veritone	$0.30	$(0.08)

Summary Consolidated Financial Results
Three months ended March 31, 2018 compared with the three months ended March 31, 2017

Revenues (in thousands):

	Three Months Ended March 31,		Change
	2018	2017	$	%

Revenues	$62,093	$8,854	$53,239	>100%

In the first quarter of 2018, one licensee individually accounted for 96% of revenues recognized. In the first quarter of 2017, two different licensees individually accounted for 73% and 12% of revenues recognized.

Cost of Revenues (in thousands):

	Three Months Ended March 31,		Change
	2018	2017	$	%

Inventor royalties	$21,744	$666	$21,078	>100%
Contingent legal fees	15,759	627	15,132	>100%
Other	4,000	—	4,000	>100%
Total inventor royalties, contingent legal fees and other	$41,503	$1,293	$40,210	>100%

First quarter 2018 inventor royalties expense increased primarily due to the significant increase in related revenues quarter to quarter, as described above, and lower contractual inventor royalty obligations due on revenues recognized in the first quarter of 2017. First quarter 2018 contingent legal fees expense increased primarily due to the increase in revenues quarter to quarter and lower average contingent legal fee rates for the portfolios generating revenues in the first quarter of 2017. First quarter 2018 operating expenses also included $4,000,000 in other direct cost of revenues.

First quarter 2018 total revenues, less inventor royalties expense, contingent legal fees expense and other was $20,590,000, or 33% of first quarter 2018 revenues, as compared to $7,561,000, or 85% of revenues recognized in the comparable prior year quarter.

	Three Months Ended March 31,		Change
	2018	2017	$	%

Litigation and licensing expenses - patents	$2,745	$6,386	$(3,641)	(57)%

First quarter 2018 litigation and licensing expenses decreased due primarily to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing licensing and enforcement programs and an overall decrease in portfolio related enforcement activities.

General and Administrative Expenses (in thousands):

	Three Months Ended March 31,		Change
	2018	2017	$	%
General and administrative expenses	$4,403	$4,788	$(385)	(8)%
Non-cash stock compensation expense - G&A	704	2,112	(1,408)	(67)%
Non-cash stock compensation expense - Veritone profits interests	(1,728)	16	(1,744)	>(100%)
Total general and administrative expenses	$3,379	$6,916	$(3,537)	(51)%

First quarter 2018 general and administrative expenses decreased 8%, due primarily to a reduction in personnel costs in connection with headcount reductions in 2017 and a decrease in corporate, general and administrative costs.

Non-cash stock compensation expense decreased due to a decrease in expense for market-based performance stock options expensed on an accelerated basis in the first quarter of 2017 and a decrease in the fair value of our Veritone related profits interest units, consistent with the decrease in the underlying Veritone stock price during the first quarter of 2018. Profits interest related non-cash stock compensation expense is adjusted each reporting period for changes in estimated fair value, which is primarily based on the quoted market price of Veritone common stock.

Investments at Fair Value
Our investment in Veritone consists of 4,119,521 shares of Veritone common stock and 1,120,432 common stock warrants and is accounted for at fair value. As such, our investment is marked to market at each balance sheet date, primarily based on fluctuations in Veritone's stock price each period, with related unrealized investment gains and losses reflected in the consolidated statement of operations. First quarter 2018 results included an unrealized investment loss totaling $41,097,000, related to the application of the fair value method of accounting to our equity investment in Veritone.

Provision for Income Taxes (in thousands):

	Three Months Ended March 31,		Change
	2018	2017	$	%

Provision for income taxes	$(191)	$(1,241)	$1,050	(85)%

Tax expense for the periods presented primarily reflects the impact of foreign withholding taxes incurred on certain revenue agreements executed with third-party licensees domiciled in foreign jurisdictions.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	March 31, 2018	December 31, 2017

Cash and short-term investments	$179,648	$136,604
Accounts receivable	4,754	153
Investments	71,852	106,949
Total assets	317,835	308,768
Accounts payable and accrued expenses	9,040	7,956
Royalties and contingent legal fees payable	39,937	1,601
Total liabilities	50,782	13,109

Summary Cash Flow Information:

	Three Months Ended March 31,
	2018	2017

Net cash provided by (used in):
Operating activities	$49,970	$(979)

Cash flows from investing activities:
Investments in Investees	(7,000)	—
Advances to Investee	—	(1,000)
Net purchases of available-for-sale investments - cash management	(29,309)	(71,470)
Net cash used in investing activities	(36,309)	(72,470)

Financing activities	24	230

Investing Activities. In February 2018, we made an additional strategic equity investment totaling $6.0 million in the Series B financing round for Miso Robotics, resulting in a 29% ownership interest (fully diluted) as of March 31, 2018. Miso Robotics will use the capital to expand its suite of collaborative, adaptable robotic kitchen assistants and to broaden applications for Miso AI, the company’s machine learning cloud platform.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business and strategic partnerships. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business and strategic partnerships by excluding non-cash stock compensation charges (excluding non-cash stock compensation for Veritone investment related profits interests) and non-cash patent amortization charges (including impairment charges) that may not be indicative of our recurring core business and strategic partnerships operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business and strategic partnerships.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and non-cash patent amortization charges. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results. Non-cash stock compensation for our Veritone investment related profits interests are not excluded as the related liability is marked to market along with our equity investment in Veritone, and therefore, the liability will fluctuate consistent with increases or decreases in the fair value of our Veritone equity investment.
Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges and non-cash patent amortization charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.
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A conference call is scheduled for today. The Acacia Research presentation will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (800) 239-9838 for callers in the U.S. and Canada and (323) 794-2551 for international callers, both of whom will need to enter the conference ID 6058953 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Acacia also leverages its patent expertise and background to partner with emerging disruptive technologies such as Artificial Intelligence, Robotics and Blockchain.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017

Revenues	$62,093	$8,854
Operating costs and expenses:
Cost of revenues:
Inventor royalties	21,744	666
Contingent legal fees	15,759	627
Other	4,000	—
Litigation and licensing expenses - patents	2,745	6,386
Amortization of patents	5,330	5,515
General and administrative expenses	3,379	6,916
Other expenses - business development	166	320
Total operating costs and expenses	53,123	20,430
Operating income (loss)	8,970	(11,576)
Other income (expense):
Change in fair value of investment, net	(41,097)	—
Other income	207	696
Total other income (expense)	(40,890)	696
Loss before provision for income taxes	(31,920)	(10,880)
Provision for income taxes	(191)	(1,241)
Net loss including noncontrolling interests in subsidiaries	(32,111)	(12,121)
Net loss attributable to noncontrolling interests in subsidiaries	73	291
Net loss attributable to Acacia Research Corporation	$(32,038)	$(11,830)

Net loss attributable to common stockholders - basic and diluted	$(32,038)	$(11,830)
Basic and diluted loss per common share	$(0.63)	$(0.24)
Weighted average number of shares outstanding, basic and diluted	50,632,958	50,333,056

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Loss and EPS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017

GAAP net loss	$(32,038)	$(11,830)
Non-cash stock compensation (excluding Profits Interests related non-cash stock compensation)	704	2,112
Non-cash patent amortization	5,330	5,515
Pro forma non-GAAP net loss(2)	$(26,004)	$(4,203)
Pro forma non-GAAP net loss per common share - diluted(3)	$(0.51)	$(0.08)
GAAP weighted-average shares — diluted	50,632,958	50,333,056

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$150,289	$136,604
Short-term investments	29,359	—
Accounts receivable	4,754	153
Prepaid expenses and other current assets	3,801	2,938
Total current assets	188,203	139,695
Investment at fair value	63,657	104,754
Investment - other	8,195	2,195
Patents, net of accumulated amortization	56,587	61,917
Other assets	1,193	207
	$317,835	$308,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,040	$7,956
Royalties and contingent legal fees payable	39,937	1,601
Total current liabilities	48,977	9,557

Other liabilities	1,805	3,552
Total liabilities	50,782	13,109
Total stockholders’ equity	267,053	295,659
	$317,835	$308,768

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss including noncontrolling interests in subsidiaries	$(32,111)	$(12,121)
Adjustments to reconcile net loss including noncontrolling interests in subsidiaries to net cash provided by (used in) operating activities:
Change in fair value of investment, net	41,097	—
Depreciation and amortization	5,344	5,540
Non-cash stock compensation	(1,024)	2,128
Other	(87)	(348)
Changes in assets and liabilities:
Restricted cash	—	(3)
Accounts receivable	(59)	18,969
Prepaid expenses and other assets	(863)	(1,738)
Accounts payable and accrued expenses	1,065	(2,576)
Royalties and contingent legal fees payable	36,608	(10,830)

Net cash provided by (used in) operating activities	49,970	(979)

Cash flows from investing activities:
Investments in Investees	(7,000)	—
Advances to Investee	—	(1,000)
Purchase of available-for-sale investments	(33,309)	(174,152)
Maturities and sales of available-for-sale investments	4,000	102,682

Net cash used in investing activities	(36,309)	(72,470)

Cash flows from financing activities:
Repurchased restricted common stock	(7)	(25)
Proceeds from exercises of stock options	31	255

Net cash provided by financing activities	24	230

Increase (decrease) in cash and cash equivalents	13,685	(73,219)

Cash and cash equivalents, beginning	136,604	127,540

Cash and cash equivalents, ending	$150,289	$54,321

Business Highlights and Recent Developments(4)

First quarter 2018 business highlights and recent developments include the following:

•
In February, Acacia Research Corporation announced that it has invested in the Series B financing round for Miso Robotics, the leading robotics and artificial intelligence solutions company for restaurants and food service providers.

•
In April, Acacia Research Corporation announced the appointment of Joe Davis, a highly regarded and experienced auditor and financial consultant, and Paul Falzone, an experienced executive and successful high-tech investor, as new independent directors.

•	Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into an agreement with Apple Inc. that resolved all outstanding litigation.
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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.

(3) Calculated based on pro forma non-GAAP net income (loss) attributable to common stockholders - diluted, not shown.

(4) Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.